EXHIBIT 11


                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                      (in thousands, except per share data)



                                    For the Thirteen Weeks Ended        For the Twenty-Six Weeks Ended
                                     June 28,            June 29,       June 28,             June 29,
                                       1997                1996           1997                 1996
                                    ----------------------------        ------------------------------
                                             (Unaudited)                          (Unaudited)



FINANCIAL STATEMENT PRESENTATION

Weighted - average number of
   shares outstanding                     19,795             19,268          19,756               19,268
                                  ===============      =============  ==============      ===============
Net income (loss) applicable
   to common shares                         $990              $(410)         $1,342              $(2,197)
                                  ===============      =============  ==============      ===============

Per-share amounts
  Net income (loss) per share              $0.05             $(0.02)          $0.07               $(0.11)
                                  ===============      =============  ==============      ===============

PRIMARY

Weighted - average number of
    shares outstanding                    19,795             19,268          19,756               19,268
                                  ===============      =============  ==============      ===============
Net income (loss) applicable
    to common shares                        $990              $(410)         $1,342              $(2,197)
                                  ===============      =============  ==============      ===============

Per-share amounts
  Net income (loss) per share              $0.05             $(0.02)          $0.07               $(0.11)
                                  ===============      =============  ==============      ===============

FULLY DILUTED

Weighted - average number of
    shares outstanding and
    fully diluted common share
    equivalents                           19,887             19,268          19,887               19,268
                                  ===============      =============  ==============      ===============
Net income (loss) applicable
    to common shares                        $990              $(410)         $1,342              $(2,197)
                                  ===============      =============  ==============      ===============

Per-share amounts
  Net income (loss) per share              $0.05             $(0.02)          $0.07               $(0.11)
                                  ===============      =============  ==============      ===============
